UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant   ☐

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☐           Preliminary Proxy Statement

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☐           Definitive Proxy Statement

☒           Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

AmCOMP INCORPORATED
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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THIS FILING CONSISTS OF AN AGENT ALERT SENT BY THE REGISTRANT TO ITS AGENTS AND EMPLOYEES ON MAY 1, 2008.

May 1, 2008

Dear AmCOMP Agent,

We anticipate that we are approaching the completion of our merger with EMPLOYERS®.  Yesterday we mailed the proxy to stockholders who owned our stock as of the close of business on April 23, 2008, and announced the date of the special meeting of our stockholders. It will be held on Thursday, May 29, 2008 at 9AM EDT at the Palm Beach Gardens Marriott.  The merger is subject to the approval by AMCP stockholders and other closing conditions.

After the special meeting, I will send another email alert, announcing the results of the vote.  We thank you for your continued support of AmCOMP and truly appreciate your business.  We look forward to continuing to provide your customers with the best workers’ compensation insurance and customer support in the industry.

Sincerely,

Debra Cerre-Ruedisili

Executive Vice President and Chief Operating Officer

In connection with AmCOMP’s Special Meeting of stockholders to be held on Thursday, May 29, 2008 at 9AM EDT, AmCOMP filed a definitive proxy statement with the Securities and Exchange Commission on April 30, 2008.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION.  Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by the Company at the Securities and Exchange Commission’s website at www.sec.gov.  The proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company, Attention: George E. Harris, Secretary, AmCOMP Incorporated, 701 U.S. Highway One, North Palm Beach, Florida 33408, Telephone: (561) 840-7171.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction.  Information concerning the interests of the Company’s participants in the solicitation is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction.